EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-55843 and 333-32252) of Laserscope and the related Prospectus, as well as in the Registration Statements (Form S-8 No. 33-38831, 33-40506 33-53052, 33-53158, 33-63603 33-82524, 333-07089, 333-07101, 333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441, 333-60443, 333-60445, 333-92713 and 333-72530) pertaining to the 1984 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1994 Stock Option Plan, the 1995 Directors’ Stock Option Plan the 1995 Replacement Option Plan, 1998 Engineering Stock Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Retention Stock Option Plan, and the 1999 Employee Stock Purchase Plan of Laserscope, of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Laserscope for the year ended December 31, 2000 and the two years in the period then ended, included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

San Jose, California
March 18, 2002